SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008

ZOOM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

207 South Street, Boston, MA 02111

(Address of principal executive offices, including zip code)

(617) 423-1072

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2008, Zoom Technologies, Inc. (the “Company”) and RedMoon, Inc., a provider of wireless networks headquartered in Plano, Texas (“RedMoon”), entered into a Convertible Note Purchase Agreement pursuant to which the Company made an initial investment of $300,000 in 6% convertible notes (the “Notes”) and agreed to purchase an additional $50,000 per month of 6% convertible notes beginning on May 1, 2008 and continuing until the earlier of (i) the Company’s election to exercise the option to purchase all outstanding stock of RedMoon contained in the Option Agreement described below or (ii) the Company’s election to terminate such Option Agreement, up to a maximum total investment of $500,000. The Notes are senior to all long term liabilities of RedMoon and all current liabilities of RedMoon in excess of $11,000 and are secured by certain equipment of RedMoon. The Notes have a term of three years, and, at the Company’s election, may be converted into shares of Series A Preferred Stock of RedMoon. If the Company purchases Notes with a total principal amount of $500,000, such Notes will be convertible into shares of Series A Preferred Stock representing 20% of the fully diluted capitalization of RedMoon. If the Company purchases Notes with a total principal amount of less than $500,000, the number of shares of Series A Preferred Stock issued upon conversion of the Notes will be pro-rated according to the amount of the actual investment.

On the same date, the Company, RedMoon and the holders of RedMoon’s outstanding capital stock entered into an Option Agreement pursuant to which the Company has the right to buy the balance of RedMoon any time prior to the close of business on August 31, 2008, unless the Company elects to terminate the Option Agreement prior to that date, at a price equal to 1,000,000 shares of the Company’s common stock plus up to 4,000,000 additional shares of the Company’s common stock, or cash or a combination of cash and stock of equivalent value, with any issuance of some or all of the 4,000,000 additional shares or share equivalents based on RedMoon’s performance during the five calendar quarters beginning with the quarter ending June 30, 2008.

Finally, on the same date the Company and RedMoon entered into a Security Agreement granting the Company a security interest in certain equipment of RedMoon, and the Company, RedMoon, and certain of RedMoon’s stockholders entered into a Voting Agreement whereby the Company and certain stockholders of RedMoon agreed to elect Frank Manning, Chief Executive Officer of the Company, and Bryan Thompson, Chief Executive Officer of RedMoon, to the Board of Directors of RedMoon.

The foregoing description of the transaction, the Convertible Note Purchase Agreement, the Notes, the Option Agreement, the Security Agreement and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 8.01 Other Events

On January 28, 2008, the Company issued a press release reporting on the transactions with RedMoon described in Item 1.01. See Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

10.1	Convertible Note Purchase Agreement, dated as of January 22, 2008, by and between Zoom Technologies, Inc. and RedMoon, Inc.

10.2	Form of 6% Convertible Note.

10.3	Option Agreement, dated as of January 22, 2008, by and among Zoom Technologies, Inc., RedMoon, Inc. and certain stockholders of RedMoon, Inc.

10.4	Security Agreement, dated as of January 22, 2008, by and between Zoom Technologies, Inc. and RedMoon, Inc.

10.5	Voting Agreement, dated as of January 22, 2008, by and among Zoom Technologies, Inc., RedMoon, Inc. and certain stockholders of RedMoon, Inc.

99.1	Press release issued by Zoom Technologies, Inc., dated January 28, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.
(Registrant)

By:	/s/Robert A. Crist
Robert A. Crist
Chief Financial Officer

Date: January 28, 2008

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